UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2017

Textmunication Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1940 Contra Costa Blvd. Pleasant Hill, CA	94523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 925-777-2111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On March 10, 2017, Textmunication Holdings, Inc. added Rajeev Varshneya as Technical Advisor to the company. Mr. Varshneya spent more than 20 years with Royal Phillips NV (“Phillips”). Phillips is a global leader in flat TV, energy efficient lighting solutions, healthcare – oral, cardiac, acute care and home with revenues of $38B, 114,000 employees in more than 100 countries.

Mr. Varshneya roles at Phillips included CEO of Phillips Software Center, VP of Product Strategy, Engineering and Operations and SVP of Technology, Product Development and Strategy. He has also led numerous technology start-ups and is actively involved in government contracting with leading Systems Integrators. He resides in Silicon Valley and is connected to the technology network in the United States and abroad.

In his role as Technology Advisor, Mr. Varshneya will design a technology roadmap setting Textmunication on a course to be a leading SMS solutions provider. He will bring in his network of technology architects and developers to assist in Textmunication’s technology growth, M&A and market leadership. This not a Principal or Director position, but rather an advisor role on specific development projects and M&A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Textmunication Holdings, Inc.

/s/ Wais Asefi
Wais Asefi
Chief Executive Officer

Date: March 13, 2017